UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2003

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

State of Texas	2-70145	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9310 Broadway, Building 1 San Antonio, Texas		78217
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (210) 828-7689

Item 5.  Other Events and Regulation FD Disclosure.

On July 30, 2003, we issued a press release reporting our purchase of two mechanical land drilling rigs and related assets, including rig hauling trucks, trailers, vehicles, spare drill pipe and yard equipment, from Texas Interstate Drilling Company, L. P. for $2,500,000 in cash and the issuance of 477,000 shares of our common stock.  The press release is attached as Exhibit 99.1.

Item 7. Exhibits.

No.	Document

99.1	Press release issued by Pioneer Drilling Company dated July 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 31, 2003	PIONEER DRILLING COMPANY

		By:	/s/ Wm. Stacy Locke
Wm. Stacy Locke, President